AMENDED AND RESTATED
SCHEDULE I to the
MONEY MANAGER AGREEMENT

THIS AMENDMENT is entered into as
of October 1, 2013, between OVS
Capital Management LLP (the
Manager) and TIFF Investment
Program, Inc. for its TIFF Multi-Asset
Fund (the Fund).

RECITALS

WHEREAS, the Manager and the Fund
are parties to that certain Money
Manager Agreement dated as of January
1, 2012 (the Agreement) pursuant to
which the Manager serves as an
investment adviser to the Fund; and
WHEREAS, pursuant to Section 11 of
the Agreement, the parties hereto desire
to amend and restate Schedule 1 to the
Agreement to update the fee schedule.
NOW, THEREFORE, intending to be
legally bound, the parties hereto agree as
follows:
1.	Amendment.

Schedule I to the Agreement is
hereby deleted in its entirety and
replaced with the Amended and
Restated Schedule I attached
hereto.

2.	Miscellaneous.

(a)	This Amendment shall
be effective as of
October 1, 2013.
(b)	Except as amended
hereby, the Agreement
shall remain in full
force and effect.
(c)	All capitalized terms
used herein and not
otherwise defined
herein shall have the
meanings ascribed to
them in the Agreement.
(d)	This Amendment may
be executed in two or
more counterparts, each
of which shall be
deemed an original, but
all of which together
shall constitute one and
the same instrument.

       IN WITNESS WHEREOF,
each party hereto has caused this
Amendment to be executed by its duly
authorized officer, as the case may be,
as of the date and year first above
written.

On behalf of
Fund by
TIFF
INVESTMENT
PROGRAM,
INC.


By:  	/s/ Kelly
A. Lundstrom


Name: 	Kelly A.
Lundstrom


Title:
	Vice
President

On behalf of
OVS Capital Management
LLP


By:       		/s/ Sam
Morland

Name:  	Sam Morland

Title:   	CIO





Amended and Restated Schedule I
Dated as of October 1, 2013
to the

Money Manager Agreement (the
Agreement) Dated as of January
1, 2012

Between

OVS Capital Management LLP
(the Manager) and
TIFF Investment Program, Inc.
for its TIFF Multi-Asset Fund (the
Fund)


Schedule I
Fee Calculation

Solely for purposes of calculating the
fees payable to the Manager pursuant to
this Amended and Restated Schedule I,
the Managed Assets managed by the
Manager on the effective date of this
Amended and Restated Schedule I less
the $100 million expected to be
allocated to Sub-Account II on or in
connection with such effective date, as
increased or decreased by any
appreciation or depreciation thereof,
shall be referred to herein as Sub-
Account I Managed Assets, the $100
million (at cost) of Managed Assets
expected to be allocated  to Sub-
Account II on or in connection with the
effective date of this Amended and
Restated Schedule I, as increased or
decreased by any appreciation or
deprecation thereof, shall be referred to herein as Sub-Account II Managed
Assets, the third $100 million (at cost) of Managed Assets placed with the Manager, as increased or decreased by any appreciation or depreciation thereof, shall be referred to herein as Sub-
Account III Managed Assets, and any
additional Managed Assets placed with
the Manager (in excess of $300 million
at cost), as increased or decreased by
any appreciation or depreciation thereof, shall be referred to herein as Sub-
Account IV Managed Assets.  Any
Managed Assets that the Fund
withdraws from the Manager shall be
withdrawn: (a) first from the Sub-
Account IV Managed Assets, if any, and
after a complete withdrawal of Sub-
Account IV Managed Assets; (b) from
the Sub-Account III Managed Assets, if
any, and after a complete withdrawal of
the Sub-Account III Managed Assets;
(c) from the Sub-Account II Managed
Assets, if any, and after a complete
withdrawal of Sub-Account II Managed
Assets; (d) from the Sub-Account I
Managed Assets.

As compensation for the services
performed and the facilities and
personnel provided by the Manager
pursuant to the Agreement, the Fund
will pay the Manager a fee with respect
to the Sub-Account I Managed Assets, a
fee with respect to the Sub-Account II
Managed Assets, and a fee with respect
to the Sub-Account IV Managed Assets,
as set forth below.  The Fund will not
pay the Manager a fee with respect to
the Sub-Account III Managed Assets.

The fee that the Fund will pay to the
Manager is comprised of (i) an asset
based fee (the Investment Management
Fee) plus (ii) a performance based fee
(the Performance Based Fee) for Sub-
Account I Managed Assets, Sub-
Account II Managed Assets, and Sub-
Account IV Managed Assets,
respectively, each as described below.

Capitalized terms used throughout this
schedule shall have the meanings given
to them in the Agreement unless
otherwise defined herein.



Investment Management Fee
Investment Management Fee with
respect to Sub-Account I Managed
Assets: The Fund will pay the Manager
an asset based fee of 150 basis points
(1.50%) per annum, calculated monthly
as of the last day of the calendar month based on the Average Net Assets of the Sub-Account I Managed Assets for the month to which the fee relates. For purposes of this calculation, Average
Net Assets means the average of the
daily net asset values (gross of expenses except custodian transaction charges and the fees payable hereunder) of the Sub-
Account I Managed Assets for the
applicable period.  The Investment
Management Fee will be pro-rated for
any period that is less than a full
calendar month.

Investment Management Fee with
respect to Sub-Account II Managed
Assets: The Fund will pay the Manager
an asset based fee at the rate per annum determined as follows:

Asset Based Fee Rate per
annum = 1.5% x A/B,

where  A = 200,000,000 -
(Average Net Assets
of the Sub-Account
I Managed Assets +
Average Non-TIFF
Assets Under
Management); and
B = Average Net Assets
of the Sub-Account
II Managed Assets;
subject to a minimum asset
based fee rate of 0 basis points
(0.0%) and a maximum asset
based fee rate of 150 basis
points (1.50%).

The Asset Based Fee Rate shall be
determined monthly as of the last day of the calendar month based on the Average Net Assets of the Sub-Account
I Managed Assets, Average Net Assets
of the Sub-Account II Managed Assets,
and Average Non-TIFF Assets Under
Management for the month to which the
fee relates and shall be applied to the
Average Net Assets of the Sub-Account
II Managed Assets for such month.

For purposes of this calculation,
Average Net Assets means the average
of the daily net asset values (gross of
expenses except custodian transaction
charges and the fees payable hereunder)
of the Sub-Account I Managed Assets
and Sub-Account II Managed Assets,
respectively, for the month to which the
fee relates; and Average Non-TIFF
Assets Under Management means   the
average of the Managers net assets
under management, whether through a
separate account or a pooled investment
vehicle (exclusive of (i) assets managed for the Fund or any other fund or account sponsored by TAS or its affiliates and (ii) assets managed for employees of the Manager or related parties with respect to which the Manager is not scheduled to receive a fee in the ordinary course) at the opening of the month to which the fee relates and at the close of the month to which the fee relates. The Manager will provide, or cause to be provided, to the Fund, by the sixth business day of each month, information sufficient for the
Fund to calculate the Average Non-TIFF
Assets Under Management for the
previous month.  Such information shall
be provided by an administrator or
service provider independent of the
Manager to the extent such an
independent party calculates or
maintains the information.  The Fund or
TAS shall have the right to inspect the
books and records of the Manager or
such independent party upon reasonable
request in order to verify the
information that has been provided for
these purposes.  The Investment
Management Fee will be pro-rated for
any period that is less than a full
calendar month.

Investment Management Fee with
respect to Sub-Account IV Managed
Assets: The Fund will pay the Manager
an asset based fee of 50 basis points
(0.50%) per annum, calculated monthly
as of the last day of the calendar month based on the Average Net Assets of the Sub-Account IV Managed Assets for the month to which the fee relates. For purposes of this calculation, Average
Net Assets means the average of the
daily net asset values (gross of expenses except custodian transaction charges and the fees payable hereunder) of the Sub-
Account IV Managed Assets for the
applicable period.  The Investment
Management Fee will be pro-rated for
any period that is less than a full
calendar month.


Performance Based Fee
Performance Based Fee with respect to
Sub-Account I Managed Assets:  For
each Calculation Period and upon a
complete withdrawal of the Sub-
Account I Managed Assets, the
Performance Based Fee for the Sub-
Account I Managed Assets will be equal
to 15 percent of the Excess Appreciation during the Calculation Period; provided, however, that the Excess Appreciation upon which the calculation of the Performance Based Fee is based will be reduced to the extent of any unrecovered balance remaining in the Sub-Account I
Loss Recovery Account.  The Excess
Appreciation cannot be reduced below
zero.  If there is Excess Depreciation
related to the Sub-Account I Managed
Assets during the Calculation Period,
the Performance Based Fee will be zero.
The Performance Based Fee shall be
payable annually, in arrears, in the
month that follows the last calendar
month of the Calculation Period or, in
the event of a complete withdrawal of
Sub-Account I Managed Assets, in the
month that follows the final Calculation
Period.

Performance Based Fee with respect to
Sub-Account II Managed Assets:  For
each Calculation Period and upon a
complete withdrawal of the Sub-
Account II Managed Assets, the
Performance Based Fee for the Sub-
Account II Managed Assets will be
equal to 15 percent of the Excess
Appreciation during the Calculation
Period; provided, however, that the
Excess Appreciation upon which the
calculation of the Performance Based
Fee is based will be reduced to the
extent of any unrecovered balance
remaining in the Sub-Account II Loss
Recovery Account.  The Excess
Appreciation cannot be reduced below
zero.  If there is Excess Depreciation
related to the Sub-Account II Managed
Assets during the Calculation Period,
the Performance Based Fee will be zero.
The Performance Based Fee shall be
payable annually, in arrears, in the
month that follows the last calendar
month of the Calculation Period or, in
the event of a complete withdrawal of
Sub-Account II Managed Assets, in the
month that follows the final Calculation
Period.

Performance Based Fee with respect to
Sub-Account IV Managed Assets:  For
each Calculation Period and upon a
complete withdrawal of the Sub-
Account IV Managed Assets, the
Performance Based Fee for the Sub-
Account IV Managed Assets will be
equal to 10 percent of the Excess
Appreciation during the Calculation
Period; provided, however, that the
Excess Appreciation upon which the
calculation of the Performance Based
Fee is based will be reduced to the
extent of any unrecovered balance
remaining in the Sub-Account IV Loss
Recovery Account.  The Excess
Appreciation cannot be reduced below
zero.  If there is Excess Depreciation
related to the Sub-Account IV Managed
Assets during the Calculation Period,
the Performance Based Fee will be zero.
The Performance Based Fee shall be
payable annually, in arrears, in the
month that follows the last calendar
month of the Calculation Period or, in
the event of a complete withdrawal of
Sub-Account IV Managed Assets, in the
month that follows the final Calculation
Period.










Definitions Related to the Calculation
and Payment of the Performance
Based Fees:

Calculation Period:  Calculation Period
means the 12-month period that begins
on January 1 and ends on December 31
in each year. In the event the Effective
Date is other than January 1, the first
Calculation Period shall be the period
that commences on the Effective Date
and ends on December 31 of the same
year, even though less than 12 full
months.  In the event of a complete
withdrawal of Sub-Account I, Sub-
Account II, or Sub-Account IV
Managed Assets, the final Calculation
Period for the relevant Sub-Account
shall be the period that commences on
January 1 of the year of withdrawal and
ends on the date of complete
withdrawal, even though less than 12
full months.  In the event of a partial
withdrawal of Sub-Account I, Sub-
Account II, or Sub-Account IV
Managed Assets, the Calculation Period
shall not be affected.

Effective Date:  The Effective Date is
the date on which the Fund first places
assets with the Manager in each of Sub-
Account I, Sub-Account II, and Sub-
Account IV, respectively.

Excess Appreciation:  For each
Calculation Period, Excess Appreciation
means the excess, if any, Net
Appreciation for each of the Sub-
Account I, Sub-Account II, or Sub-
Account IV Managed Assets,
respectively, over the Hurdle.

Excess Depreciation:  For each
Calculation Period, Excess Depreciation
means the excess, if any, Net
Depreciation for each of the Sub-
Account I, Sub-Account II, or Sub-
Account IV Managed Assets,
respectively, over the Hurdle.

Hurdle:  The Hurdle for any Calculation
Period is the U.S. dollar amount that
would be earned by hypothetically
investing the Managed Assets in a 1-
month US Treasury Bill during such
Calculation Period, where such US
Treasury Bill is rolled on a monthly
basis.  The Hurdle shall be calculated
each month during the Calculation
Period by dividing the yield on the 1-
month US Treasury Bill (ticker: GBM
Govt) as of the beginning of such month
by 12, and multiplying the result of the calculation by the beginning net asset value of the Sub-Account I, Sub-
Account II, or Sub-Account IV
Managed Assets, respectively, as of the
first day of the applicable Calculation
Period.  The beginning net asset value
used for any monthly calculation
performed after additional assets are
placed with the Manager or assets are
withdrawn from the manager will be
increased to reflect the additional assets placed with the Manager during the applicable Calculation Period or reduced to reflect the assets withdrawn from the Manager during the applicable
Calculation Period.  The sum of each
monthly calculation shall result in the
Hurdle for the Calculation Period.  In
the event of a complete withdrawal, the
calculation performed in the final month of the Calculation period will be pro-rated if less than a full calendar month.

Net Appreciation:  Net Appreciation
means the excess, if any, of the ending
net asset value of the Sub-Account I,
Sub-Account II, or Sub-Account IV
Managed Assets, respectively, as of the
last day of the applicable Calculation
Period over the beginning net asset
value of the Sub-Account I, Sub-
Account II, or Sub-Account IV
Managed Assets, respectively, as of the
first day of the applicable Calculation
Period.  The beginning net asset value
will be increased to reflect any
additional assets placed with the
Manager during the applicable
Calculation Period or reduced to reflect any assets withdrawn from the Manager during the applicable Calculation
Period.

Net Depreciation:  Net Depreciation
means the excess, if any, of the
beginning net asset value of the Sub-
Account I, Sub-Account II, or Sub-
Account IV Managed Assets,
respectively, as of the first day of the applicable Calculation Period over the ending net asset value of the Sub-
Account I, Sub-Account II, or Sub-
Account IV Managed Assets,
respectively, as of the last day of the
applicable Calculation Period.  The
beginning net asset value will be
increased to reflect any additional assets placed with the Manager during the applicable Calculation Period or reduced to reflect any assets withdrawn from the Manager during the applicable
Calculation Period.

Loss Recovery Account:  Loss Recovery
Account is a memorandum account, the
opening balance of which shall be zero.
A separate Loss Recovery Account will
be maintained for each of the Sub-
Account I, Sub-Account II, and Sub-
Account IV Managed Assets.  At the
end of each Calculation Period, the Loss
Recovery Account will be adjusted as
follows. For a given Calculation Period, if there is Excess Depreciation related to the Sub-Account I, Sub-Account II, or
Sub-Account IV Managed Assets, that
Sub-Accounts Loss Recovery Account
will be increased by an amount equal to
the Excess Depreciation.  For a given
Calculation Period, if there is Excess
Appreciation of the Sub-Account I, Sub-
Account II, or Sub-Account IV
Managed Assets and the balance in that
Sub-Accounts Loss Recovery Account
is other than zero, the Loss Recovery
Account will be reduced by an amount
equal to the Excess Appreciation;
provided, however, that each Sub-
Accounts Loss Recovery Account
cannot be reduced below zero.



Agreed and Accepted:
		Agreed and Accepted:

TIFF Investment Program, Inc.
		OVS Capital
Management LLP
for its TIFF Multi-Asset Fund

By:__/s/ Kelly A. Lundstrom________
		By:_____/s/ Sam
Morland__________

Name:	Kelly A. Lundstrom
		Name: Sam Morland
Title:	Vice President
		Title: CIO


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